Fyffes

Attendance Card

Please bring this card with you to the meeting and present it at shareholder registration/accreditation.

Fyffes plc ("the Company") invites you to attend an Extraordinary General Meeting ("EGM") of the Company to be held at the **The Clyde Court Hotel, Lansdowne Road, Dublin 4** on 17 September 2014, at 10:30am or, if later, as soon as possible following the conclusion of the Court Meeting of Shareholders.

Shareholder Reference Number

Form of Proxy - Extraordinary General Meeting ("EGM") to be held on 17 September 2014

Cast your Proxy online online 24 hours a day

...It's fast, easy and secure!

www.eproxyappointment.com

You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite and agree to certain terms and conditions.

Control Number: 912480

SRN:

PIN:

To view documentation relating to the meeting, including the EGM Notice, online log on to **www.fyffes.com**

To be effective, all proxy appointments must be lodged with the Company's Registrar at: Computershare Investor Services (Ireland) Limited, P.O. Box 954, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18 or through the voting website, see above, by 15 September 2014 at 10.30am.

Explanatory Notes:

1. Every shareholder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his/her proxy to exercise all or any of his/her rights, to attend, speak, ask questions and vote on his/her behalf at the meeting. If you wish to appoint a person other than the Chairman of the meeting, please insert the name of your chosen proxy holder in the space provided (see reverse).
2. A shareholder may appoint more than one proxy to attend, speak, ask questions and vote at the meeting provided each proxy is appointed to exercise rights attached to different shares held by that shareholder. To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar's helpline on +353 1 431 9826 or you may photocopy this form. Please indicate in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If left blank your proxy will be deemed to be authorised in respect of your full voting entitlement (or if this proxy form has been issued in respect of a designated account for a shareholder, the full voting entitlement for that designated account). All forms must be signed and should be returned together in the same envelope. Where a poll is taken at the EGM, a shareholder, present in person or proxy, holding more than one share is not required to cast all their votes in the same way.
3. To be effective, the completed Form of Proxy together with any power of attorney or other authority under which it is executed, or a notarially certified copy thereof, must be deposited with the Registrar of the Company before the deadline set out below. A shareholder wishing to appoint a proxy by electronic means may do so on www.eproxyappointment.com. Details of the requirements are set out in the box above. A shareholder who wishes to appoint more than one proxy by electronic means must contact the Registrar by sending an email to clientservices@computershare.ie.
4. The 'Vote Withheld' option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a 'Vote Withheld' is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution.
5. Pursuant to Regulation 14 of the Companies Act, 1990 (Uncertificated Securities) Regulations 1996, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company as at 6:00pm on 15 September 2014 (or in the case of an adjournment as at 6:00pm on the day which is two days before the date of the adjourned meeting). Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting.
6. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer's agent (ID number 3RA50) not later than 10:30am on 15 September 2014. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer's agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Companies Act, 1990 (Uncertificated Securities) Regulations 1996.
7. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar's helpline on +353 1 431 9826 to request a change of address form or go to www.investorcentre.com/ie to use the online Investor Centre service.
8. Any alterations made to this form should be initialled.
9. The appointment of a proxy will not preclude a member from attending the meeting and voting in person.
10. In the case of joint holders, the signature of the first named shareholder will suffice.

Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services (Ireland) Limited accept no liability for any instruction that does not comply with these conditions.

All Holders

1230EC D01

Poll Card To be completed **only** at the EGM if a Poll is called.

Resolutions	For	Against	Vote Withheld
1. Approve the cancellation of any Fyffes ordinary shares in issue before 10.00pm, Irish time on the last business day before the Irish High Court Hearing subject to the scheme of arrangement (the "Scheme") becoming effective.	☐	☐	☐
2. Amend the articles of association of the Company so that any ordinary shares of the Company that are issued on or after 10.00pm, Irish time, on the last day before the Irish High Court Hearing to sanction the Scheme shall be acquired by ChiquitaFyffes plc in exchange for the ChiquitaFyffes Consideration (as such term is defined in the Scheme).	☐	☐	☐
3. Authorise the directors of the Company to allot and issue new Fyffes shares, fully paid up, to ChiquitaFyffes plc in connection with the Scheme becoming effective.	☐	☐	☐
4. As a non-binding advisory resolution, approve the reduction of the share premium of ChiquitaFyffes plc resulting from the issuance of ChiquitaFyffes ordinary shares pursuant to the Scheme and the Merger (as such term is defined in the Scheme), in order to create distributable reserves of Chiquitafyffes.	☐	☐	☐

Signature

Form of Proxy

Please use a **black** pen. Mark with an **X** inside the box as shown in this example. ☒

You can also instruct your proxy not to vote on a resolution by inserting an "X" in the vote withheld box.

I/We hereby appoint the Chairman of the Meeting OR the following person

Please leave this box blank if you have selected the Chairman. Do not insert your own name(s).

as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf on any matter at the Extraordinary General Meeting of **Fyffes plc to be held at the The Clyde Court Hotel, Lansdowne Road, Dublin 4** on 17 September 2014, at 10:30am, and at any adjournment thereof. I/We direct that my/our vote(s) be cast on the specified resolutions as indicated by an X in the appropriate box.

*** For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front).**

☐ Please tick here to indicate that this proxy appointment is one of multiple appointments being made.

Resolutions	For	Against	Vote Withheld
1. Approve the cancellation of any Fyffes ordinary shares in issue before 10.00pm, Irish time on the last business day before the Irish High Court Hearing subject to the scheme of arrangement (the "Scheme") becoming effective.	☐	☐	☐
2. Amend the articles of association of the Company so that any ordinary shares of the Company that are issued on or after 10.00pm, Irish time, on the last day before the Irish High Court Hearing to sanction the Scheme shall be acquired by ChiquitaFyffes plc in exchange for the ChiquitaFyffes Consideration (as such term is defined in the Scheme).	☐	☐	☐
3. Authorise the directors of the Company to allot and issue new Fyffes shares, fully paid up, to ChiquitaFyffes plc in connection with the Scheme becoming effective.	☐	☐	☐
4. As a non-binding advisory resolution, approve the reduction of the share premium of ChiquitaFyffes plc resulting from the issuance of ChiquitaFyffes ordinary shares pursuant to the Scheme and the Merger (as such term is defined in the Scheme), in order to create distributable reserves of Chiquitafyffes.	☐	☐	☐

I/we direct my/our proxy to vote on the resolutions proposed at the Meeting as indicated on this form. Where no instruction appears above as to how the proxy should vote the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting.

Signature

Date

DD / MM / YY

In the case of a body corporate, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary).

EXT0177 01 FYFI

1230EC D01